As filed with the Securities and Exchange Commission on May 6, 2024
Registration No. 333-271668

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
AGREE REALTY CORPORATION
AGREE LIMITED PARTNERSHIP
(Exact name of registrant as specified in its charter)
Maryland (Agree Realty Corporation) Delaware (Agree Limited Partnership) (State or other jurisdiction of incorporation or organization)	38-3148187 38-3170055 (I.R.S. Employer Identification No.)
32301 Woodward Avenue
Royal Oak, MI 48073
(248) 737-4190
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Joel Agree
President and Chief Executive Officer
Agree Realty Corporation
32301 Woodward Avenue
Royal Oak, MI 48073
(248) 737-4190
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copy To:
Donald J. Kunz, Esq.
Emily J. Johns, Esq.
Honigman LLP
2290 First National Building
660 Woodward Avenue
Detroit, MI 48226-3506
(313) 465-7454 (telephone)
(313) 465-7455 (facsimile)

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of the Registration Statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Agree Realty Corporation:
Large accelerated filer ☒	Accelerated Filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐
Agree Limited Partnership:
Large accelerated filer ☒	Accelerated Filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.
Agree Realty Corporation ☐
Agree Limited Partnership ☐

TABLE OF ADDITIONAL CO-REGISTRANTS
Exact Name of Co-Registrant as Specified in Its Charter	Primary Standard Industrial Classification Number	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification No.
Agree Construction Management, LLC	6798	Delaware	82-2660768
Agree Littleton CO, LLC	6798	Delaware	82-1018285
DD71, LLC	6798	Delaware	84-3975496
The address, including zip code, of each Co-Registrant’s principal executive offices is 32301 Woodward Avenue Royal Oak, MI 48073, and the telephone number of each Co-Registrant’s executive office is (248) 737-4190.
The address, including zip code, of the agent for service for each of the Co-Registrants is Joel Agree, President and Chief Executive Officer of Agree Realty Corporation, 32301 Woodward Avenue Royal Oak, MI 48073, and the telephone number of each Co-Registrant’s agent for service is (313) 465-7454.

EXPLANATORY NOTE
This Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (Registration No. 333-271668) of Agree Realty Corporation (the “Company”), Agree Limited Partnership (the “Operating Partnership”) and its co-registrants, is being filed for the purpose of adding Agree Construction Management, LLC, Agree Littleton CO, LLC and DD71, LLC (collectively, the “Delaware LLC Registrants”) as co-registrants that are, or may potentially be, guarantors of some or all of the debt securities with respect to which offers and sales are registered under the Registration Statement. No changes or additions are being made hereby to the base prospectus that already forms a part of the Registration Statement. Accordingly, such base prospectus is being omitted from this filing.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item. 14.   Other Expenses of Issuance and Distribution.
The following table sets forth all expenses in connection with the distribution of the securities being registered. All amounts shown below are estimates:
Securities and Exchange Commission registration fee	$	*
Accountants’ fees and expenses	$	**
Legal fees and expenses	$	**
Printing expenses	$	**
Miscellaneous	$	**
Total	$	**

*
Deferred pursuant to Rule 456(b) and Rule 457(r).

**
These fees are based on the number and size of issuances and accordingly cannot be estimated at this time.

Item 15.   Indemnification of Directors and Officers.
Set forth below is a description of certain provisions of the organizational documents for each registrant, as applicable, and a description of the applicable state law for each registrant, respectively.
Insofar as the foregoing provisions permit indemnification of directors, executive officers or persons controlling us for liability arising under the Securities Act, we have been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and it’s therefore unenforceable.
Agree Realty Corporation
The Maryland General Corporation Law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages, except for liability resulting from:
•
actual receipt of an improper benefit or profit in money, property or services; or

•
active and deliberate dishonesty established by a final judgment and which is material to the cause of action.

The charter of the Company (the “Charter”) contains such a provision that eliminates directors’ and officers’ liability to the maximum extent permitted by Maryland law. These limitations of liability do not apply to liabilities arising under the federal securities laws and do not generally affect the availability of equitable remedies such as injunctive relief or rescission.
The Company’s officers and directors are and will be indemnified under Maryland law and the Charter and Bylaws against certain liabilities. The Charter and bylaws of the Company (the “Bylaws”) require it to indemnify its directors and officers to the fullest extent permitted from time to time by the laws of the State of Maryland.
Maryland law requires a corporation (unless its charter provides otherwise, which the Charter does not) to indemnify a director or officer who has been successful in the defense of any proceeding to which he or she is made, or threatened to be made, a party by reason of his or her service in that capacity. Maryland law permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made, or threatened to be made, a party by reason of their service in those or other capacities unless it is established that:

•
the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty;

•
the director or officer actually received an improper personal benefit in money, property or services; or

•
in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

However, under Maryland law, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis of that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, Maryland law permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of:
•
a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation; and

•
a written undertaking by him or her on his or her behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the standard of conduct was not met.

The Company maintains liability insurance for each director and officer for certain losses arising from claims or charges made against them while acting in their capacities as the Company’s directors or officers.
Agree Limited Partnership
Section 17-108 of the Delaware Revised Uniform Limited Partnership Act empowers a Delaware limited partnership to indemnify and hold harmless any partner or other persons from and against any and all claims and demands whatsoever, subject to such standards and restrictions set forth in the partnership agreement.
The limited partnership agreement of the Operating Partnership provides that the Company, its directors and officers and any other persons that the Company may designate are indemnified to the fullest extent permitted by applicable law, but that the Operating Partnership shall not indemnify any indemnitee (i) if the act or omission of the indemnitee was material to the matter giving rise to the proceeding and either was committed (or omitted) in bad faith or was the result of active and deliberate dishonesty; (ii) for any loss resulting from any transaction for which such indemnitee actually received an improper personal benefit in money, property or services; or (iii) in the case of any criminal proceeding, if the indemnitee had reasonable cause to believe that the act or omission was unlawful.
Delaware Limited Liability Companies
Section 18-108 of the Delaware Limited Liability Company Act provides that a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.
The operating agreements of the Delaware LLC Registrants provide no member of the limited liability company shall be liable, responsible or accountable in damages or otherwise to the limited liability company or any member for any act or omission performed or omitted in good faith pursuant to the authority granted by the operating agreement and in a manner reasonably believed by the member to be within the scope of the authority granted by the operating agreement, provided that such member was not guilty of fraud, bad faith or gross negligence. The operating agreements of the Delaware LLC Registrants further provide that the Delaware LLC Registrant shall indemnify and save harmless any of its members, such members’ officers, directors, partners, agents, affiliates, subsidiaries and assigns against any and all losses, expenses, claims and demands sustained by reason of any acts or omissions or alleged acts or omissions as a member, including judgments, settlements, penalties, fines, or expenses incurred in a proceeding to which the member is a party or threatened to be made a party to the fullest extent permitted by law.
Michigan Limited Liability Companies
Section 216 of the Michigan Limited Liability Company Act permits a Michigan limited liability company, except as otherwise provided in its operating agreement, to indemnify and hold harmless any member, manager or other person from and against any and all losses, expenses, claims and demands sustained by that person, subject to certain exceptions. Section 216 further permits a Michigan limited liability company to purchase and maintain insurance on behalf of a manager, member or other person against any liability or expense asserted against or incurred by him or her in any such capacity or arising out of his or her status as such whether or not the company could indemnify him or her against liability.
The operating agreements of the co-registrants that are Michigan limited liability companies (the “Michigan LLC Registrants”) provide no member of the limited liability company shall be liable, responsible or accountable in damages or otherwise to the limited liability company or any member for any act or omission performed or omitted in good faith pursuant to the authority granted by the operating agreement and in a manner reasonably believed by the member to be within the scope of the authority granted by the operating agreement, provided that such member was not guilty of fraud, bad faith or gross negligence. The operating agreements of the Michigan LLC Registrants further provide that the a Michigan LLC Registrant shall indemnify and save harmless any of its members, such members’ officers, directors, partners, agents, affiliates, subsidiaries and assigns against any and all losses, expenses, claims and demands sustained by reason of any acts or omissions or alleged acts or omissions as a member, including judgments, settlements, penalties, fines, or expenses incurred in a proceeding to which the member is a party or threatened to be made a party to the fullest extent permitted by law.
Florida Limited Liability Companies
Section 605.0408 of the Florida Revised Limited Liability Company Act (the “Florida LLC Act”) provides that, subject to such standards and restrictions, if any, as are set forth in its articles of organization or operating agreement, a limited liability company may, but is not required to, indemnify and hold harmless any person with respect to a claim or demand against such person and a debt, obligation or other liability incurred by the person by reason of the person’s former or present capacity as a member or manager if the claim, demand, debt, obligation or liability does not arise from a breach of such person’s obligations as a member or manager under certain provisions of the Florida LLC Act. Under Section 605.0408, a limited liability company, in the ordinary course of its activities and affairs, may, but is not required to, advance reasonable expenses, including attorney’s fees and costs, incurred by a person in connection with a claim or demand against the person by reason of the person’s former or present capacity as a member or manager if the person promises to repay the limited liability company if such person ultimately is determined not to be entitled to be indemnified by the limited liability company.
Section 605.0105 of the Florida LLC Act provides that an operating agreement may not provide for indemnification of a member or manager for conduct involving bad faith, willful or intentional misconduct, or a knowing violation of law, a transaction from which the member or manager derived an improper personal benefit, a circumstance under which the liability provisions of the Florida LLC Act with respect to improper distributions are applicable or a breach of such person’s duties or obligations set forth under the Florida LLC Act, taking into account a restriction, an expansion or an elimination of such duties and obligations provided for in the operating agreement to the extent permitted by the Florida LLC Act.
Section 605.0408 of the Florida LLC Act provides that a limited liability company may purchase and maintain insurance on behalf of a member or manager of the company against liability asserted against or incurred by the member or manager in that capacity or arising from that status even if, pursuant to the Florida LLC Act, the operating agreement could not eliminate or limit the person’s liability for the conduct giving rise to the claim and could not provide for indemnification of such conduct.
California Limited Liability Companies
Section 17704.08 of the California Revised Uniform Limited Liability Company Act permits a California limited liability company to provide for indemnification of any such person, except that such indemnification cannot extend to any breach of the duty of loyalty, an improper financial benefit, liability for excess distributions, intentional infliction of harm on the limited liability company or a member, or an intentional violation of criminal law.

Georgia Limited Liability Companies
Section 14-11-303 of the Georgia Limited Liability Company Act (the “GLLCA”) provides that a member, manager, agent or employee of a limited liability company is not liable, solely by reason of that capacity, for a debt, obligation or liability of the limited liability company (except for certain tax liabilities).
Section 14-11-306 provides that, subject to any standards and restrictions set forth in a limited liability company’s articles of organization or written operating agreement, a limited liability company may indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever arising in connection with the limited liability company; provided, however, that no limited liability company shall have the power to indemnify any member or manager for intentional misconduct, knowing violation of law, or a transaction for which the member or manager received a personal benefit in violation or breach of the written operating agreement.
The operating agreement of the co-registrant that is a Georgia limited liability company (the “Georgia LLC Registrant”) provides that the Georgia LLC Registrant shall indemnify and save harmless any of its members, such members’ officers, directors, partners, agents, affiliates, subsidiaries and assigns against any and all losses, expenses, claims and demands sustained by reason of any acts or omissions or alleged acts or omissions as a member, including judgments, settlements, penalties, fines, or expenses incurred in a proceeding to which the member is a party or threatened to be made a party to the fullest extent permitted by law.
Texas Limited Liability Companies
Pursuant to Section 1.106 of the Texas Business Organizations Code (the “TBOC”), the indemnification provisions set forth in the TBOC are applicable to most entities established in the state of Texas, including corporations, limited liability partnerships and limited partnerships. Under Section 8.002 of the TBOC, unless a Texas limited liability company adopts the general indemnification provisions of the TBOC, described below, those provisions are not applicable to a Texas limited liability company.
Pursuant to Section 8.051 of the TBOC, an enterprise must indemnify a governing person, former governing person or delegate against reasonable expenses actually incurred by the person in connection with a proceeding in which the person was a respondent because such person is or was a governing person if such person is wholly successful, on the merits or otherwise, in the defense of the proceeding. Pursuant to Sections 8.101 and 8.102 of the TBOC, any governing person, former governing person or delegate of a Texas enterprise may be indemnified against judgments and reasonable expenses actually incurred by the person in connection with a proceeding, in which such person was a respondent if it is determined, in accordance with Section 8.103 of the TBOC, that: (i) the person (a) acted in good faith, (b) reasonably believed (1) in the case of conduct in the person’s official capacity, that the person’s conduct was in the enterprise’s best interests and (2) in any other case, that the person’s conduct was not opposed to the enterprise’s best interests, (c) in the case of a criminal proceeding, such person did not have a reasonable cause to believe that the person’s conduct was unlawful, (ii) with respect to expenses, the amount of expenses other than a judgment is reasonable and (iii) the indemnification should be paid. Indemnification of a person who is found to be liable to the enterprise is limited to reasonable expenses actually incurred by the person in connection with the proceeding and excludes judgments, penalties or fines. However, there are circumstances in which such indemnification is prohibited entirely. Pursuant to Section 8.105 of the TBOC, an enterprise may indemnify an officer, employee or agent to the same extent that indemnification is required under the TBOC for a governing person or as provided by the enterprise’s governing documents, general or specific action of the enterprise’s governing authority, contract or by other means.
In addition, Section 101.402 of the TBOC permits a limited liability company to indemnify a person, pay in advance or reimburse expenses incurred by a person and purchase or procure or establish and maintain insurance or another arrangement to indemnify or hold harmless a person. As used in Section 101.402 of the Texas Business Organizations Code, “person” includes a member, manager, or officer of a limited liability company or an assignee of a membership interest in the company.
The operating agreement of the co-registrant that is a Texas limited liability company (the “Texas LLC Registrant”) provides that the Texas LLC Registrant shall indemnify and save harmless any of its members, such members’ officers, directors, partners, agents, affiliates, subsidiaries and assigns against any and all losses, expenses, claims and demands sustained by reason of any acts or omissions or alleged acts or omissions as a member, including judgments, settlements, penalties, fines, or expenses incurred in a proceeding to which the member is a party or threatened to be made a party to the fullest extent permitted by law and the limitations of the TBOC.
North Carolina Limited Liability Companies
Section 57D-3-31 of the North Carolina Limited Liability Company Act provides that a limited liability company must indemnify a person who is wholly successful on the merits or otherwise in the defense of any proceeding to which the person was a party because the person is or was a member, a manager, or other company official if the person also is or was an interest owner at the time to which the claim relates, acting within the person’s scope of authority as a manager, member, or other company official against expenses incurred by the person in connection with the proceeding. A North Carolina limited liability company is required to reimburse a person who is or was a member for any payment made and indemnify the person for any obligation, including any judgment, settlement, penalty, fine, or other cost, incurred or borne in the authorized conduct of the business or preservation of the business or property, whether acting in the capacity of a manager, member, or other company official if, in making the payment or incurring the obligation, the person complied with the duties and standards of conduct (i) under General Statute 57D-3-21 (relating to duties and standards of conduct of managers), as modified or eliminated by the operating agreement or (ii) otherwise imposed by applicable law.
The operating agreements of the co-registrants that are North Carolina limited liability companies (the “North Carolina LLC Registrants”) provides that the North Carolina LLC Registrants shall indemnify and save harmless any of its members, such members’ officers, directors, partners, agents, affiliates, subsidiaries and assigns against any and all losses, expenses, claims and demands sustained by reason of any acts or omissions or alleged acts or omissions as a member, including judgments, settlements, penalties, fines, or expenses incurred in a proceeding to which the member is a party or threatened to be made a party to the fullest extent permitted by law.
Illinois Limited Liability Companies
Section 15-7 of the Illinois Limited Liability Company Act (“ILLCA”) authorizes a limited liability company to indemnify a member or manager for liabilities incurred by the member or manager in the ordinary course of the business of the company or for the preservation of its business or property.
Maryland Limited Liability Companies
Section 203 of the Maryland Limited Liability Company Act provides that, unless otherwise provided by law or its articles of organization, a limited liability company has the general powers, whether or not set forth in its articles of organization, to indemnify and hold harmless any member, agent, or employee from and against any and all claims and demands, except in the case of action or failure to act by the member, agent, or employee which constitutes willful misconduct or recklessness, and subject to the standards and restrictions, if any, set forth in the articles of organization or operating agreement.
The operating agreement of the co-registrant that is a Maryland limited liability company (the “Maryland LLC Registrant”) provides that the Maryland LLC Registrant shall indemnify and save harmless any of its members, such members’ officers, directors, partners, agents, affiliates, subsidiaries and assigns against any and all losses, expenses, claims and demands sustained by reason of any acts or omissions or alleged acts or omissions as a member, including judgments, settlements, penalties, fines, or expenses incurred in a proceeding to which the member is a party or threatened to be made a party to the fullest extent permitted by law.
New Jersey Limited Liability Companies
Section 42:2B-10 of the New Jersey Limited Liability Company Act provides that subject to such standards and restrictions, if any, as are set forth in a limited liability company’s operating agreement, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.
Item 16.   Exhibits.
The Exhibits to this registration statement are listed in the Exhibit Index and are incorporated by reference herein.
Item 17.   Undertakings.
(a)   The undersigned registrants hereby undertake:
(1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)   To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)   To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)   To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;
Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrants pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) that are incorporated by reference into the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)   That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i)   Each prospectus filed by the registrants pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii)   Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x), for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is a part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5)   That, for the purpose of determining liability of the registrants under the Securities Act to any purchaser in the initial distribution of the securities:
The undersigned registrants undertake that in a primary offering of securities of the undersigned registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrants will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)   Any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424;
(ii)   Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrants or used or referred to by the undersigned registrants;
(iii)   The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrants or its securities provided by or on behalf of the undersigned registrants; and
(iv)   Any other communication that is an offer in the offering made by the undersigned registrants to the purchaser.
(b)   The undersigned registrants hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the registrants’ annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference into the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.
(d)   The undersigned registrants hereby undertake to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

EXHIBIT INDEX
Exhibit No.	Description
1.1*	Form of Underwriting Agreement.
3.1	Articles of Incorporation of the Company, including all amendments and articles supplementary thereto (incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2013).
3.2	Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed on May 9, 2013).
3.3	Amendment to the Articles of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on May 6, 2015).
3.4	Amendment to the Articles of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on May 3, 2016).
3.5	Articles Supplementary of the Company, dated February 26, 2019 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on February 28, 2019).
3.6	First Amendment to Amended and Restated Bylaws of Agree Realty Corporation, effective February 26, 2019 (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed on February 28, 2019).
3.7	Articles of Amendment of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on April 25, 2019).
3.8	Amendment to Articles of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on May 10, 2021).
3.9	Certificate of Limited Partnership of Agree Limited Partnership (previously filed as Exhibit 4.8 to the Company’s registration statement on Form S-3ASR filed on May 27, 2020).
3.10	Second Amendment to First Amended and Restated Agreement of Limited Partnership of Agree Limited Partnership (incorporated by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q filed on May 3, 2013).
3.11	First Amended and Restated Agreement of Limited Partnership of Agree Limited Partnership (incorporated by reference to Exhibit 10.3 to the Company’s Annual Report on Form 10-K filed on May 28, 2013).
3.12	Articles Supplementary of the Company, dated September 13, 2021 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on September 13, 2021).
4.1	Amended and Restated Registration Rights Agreement, dated July 8, 1994 by and among the Company, Richard Agree, Edward Rosenberg and Joel Weiner (incorporated by reference to Exhibit 10.2 to the Company’s Annual Report on Form 10-K for the year ended December 31, 1994).
4.2	Form of certificate representing shares of common stock (incorporated by reference to Exhibit 4.2 to the Company’s Registration Statement on Form S-3 filed with the SEC on August 24, 2009).
4.3	Form of 4.32% Senior Guaranteed Note, Series 2018-A, due September 26, 2030 (incorporated by reference to Exhibit 4.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2018).
4.4	Form of 4.32% Senior Guaranteed Note, Series 2018-B, due September 26, 2030 (incorporated by reference to Exhibit 4.2 to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2018).
4.5*	Form of certificate representing shares of preferred stock.
4.6*	Form of Deposit Agreement.

Exhibit No.	Description
4.7*	Form of Depositary Receipt.
4.8*	Form of Warrant.
4.9*	Form of Warrant Agreement and Warrant Certificate.
4.10	Form of Indenture for Debt Securities of Agree Limited Partnership (previously filed as an exhibit to the Registration Statement).
4.11	Indenture, dated as of August 17, 2020, among the Agree Limited Partnership, Agree Realty Corporation and U.S. Bank National Association (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on August 17, 2020).
4.12*	Form of Supplemental Indenture.
4.13	Indenture Officer’s Certificate, dated as of August 17, 2020, among Agree Limited Partnership, Agree Realty Corporation and U.S. Bank National Association (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on August 17, 2020).
4.14*	Form of Debt Security.
4.15	Form of Global Note for 2.900% Notes due 2030 (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on August 17, 2020).
4.16	Form of Guarantee by and among Agree Limited Partnership, the Guarantors named therein and U.S. Bank National Association (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on August 17, 2020).
4.17	Indenture Officer’s Certificate, dated as of May 14, 2021, among Agree Limited Partnership, Agree Realty Corporation and U.S. Bank National Association (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on May 14, 2021).
4.18	Indenture Officer’s Certificate, dated as of August 22, 2022, among Agree Limited Partnership, Agree Realty Corporation and U.S. Bank National Association (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on August 22, 2022).
4.19	Form of Global Note for 2.000% Notes due 2028 (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on May 14, 2021).
4.20	Form of 2028 Guarantee by and among Agree Limited Partnership, Agree Realty Corporation and U.S. Bank National Association (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on May 14, 2021).
4.21	Form of Global Note for 2.600% Notes due 2033 (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on May 14, 2021).
4.22	Form of 2033 Guarantee by and among Agree Limited Partnership, Agree Realty Corporation and U.S. Bank National Association (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on May 14, 2021).
4.23	Master Deposit Agreement, by and among Agree Realty Corporation, Computershare Inc. and Computershare Trust Company, N.A., as depositary, and the holders from time to time of the depositary receipts described therein relating to shares of preferred stock of the Company, dated as of September 17, 2022 (Incorporated by reference to the Exhibit 4.1 to the Company’s Registration Statement on Form 8-A filed on September 17, 2021).
4.24	Form of Global Note for 4.800% Notes due 2032 (Incorporated by reference to the Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on August 22, 2022).
4.25	Form of 2032 Guarantee by and among Agree Limited Partnership, Agree Realty Corporation and U.S. Bank National Association (Incorporated by reference to the Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on August 22, 2022).
5.1	Opinion of Ballard Spahr LLP (previously filed as an exhibit to the Registration Statement).

Exhibit No.	Description
5.2	Opinion of Honigman LLP.
8.1	Opinion of Honigman LLP as to certain tax matters (previously filed as an exhibit to the Registration Statement).
22	Subsidiary Guarantors of Agree Realty Corporation (incorporated by reference to Exhibit 22 to the Company’s Current Report on Form 10-Q filed on April 23, 2024).
23.1	Consent of Grant Thornton LLP.
23.2	Consent of Ballard Spahr LLP (included in Exhibit 5.1).
23.3	Consent of Honigman LLP (included in Exhibit 5.2 and Exhibit 8.1).
24.1	Power of Attorney for Agree Realty Corporation (previously filed as an exhibit to the Registration Statement).
24.2	Power of Attorney for Agree Limited Partnership (previously filed as an exhibit to the Registration Statement).
24.3	Power of Attorney for Subsidiary Guarantors (included on signature page).
25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 (previously filed as an exhibit to the Registration Statement).
107.1	Filing Fee Table.

*
To be filed by amendment of the Registration Statement or as an exhibit to a Current Report on Form 8-K and incorporated herein in connection with the offering of a particular class of securities.

AGREE REALTY CORPORATION SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Royal Oak, State of Michigan, on May 6, 2024.
AGREE REALTY CORPORATION
By:
/s/ Joel N. Agree

Name: Joel N. Agree
Title:   President and Chief Executive Officer
KNOW ALL MEN BY THESE PRESENTS, that we, the undersigned officers and directors of Agree Realty Corporation, hereby severally constitute Joel N. Agree, Peter Coughenour and Danielle Spehar and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, any amendment to this Registration Statement, including post-effective amendments, and any subsequent registration statement filed pursuant to 462(b) under the Securities Act of 1933 and to file the same, with exhibits thereto, and other documents in connection therewith, making such changes in this Registration Statement as the Registrant deems appropriate; and we hereby ratify and confirm all that said attorney and agent shall do or cause to be done by virtue thereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities indicated on the date indicated.
Signature	Title	Date
* Richard Agree	Executive Chairman	May 6, 2024
/s/ Joel N. Agree Joel N. Agree	President, Chief Executive Officer and Director (Principal Executive Officer)	May 6, 2024
/s/ Peter Coughenour Peter Coughenour	Chief Financial Officer and Secretary (Principal Financial Officer)	May 6, 2024
/s/ Stephen Breslin Stephen Breslin	Chief Accounting Officer (Principal Accounting Officer)	May 6, 2024
* Karen Dearing	Director	May 6, 2024
* Mike Hollman	Director	May 6, 2024
* Michael Judlowe	Director	May 6, 2024

Signature	Title	Date
* John Rakolta	Director	May 6, 2024
* Merrie S. Frankel	Director	May 6, 2024
* Greg Lehmkuhl	Director	May 6, 2024
* Jerome Rossi	Director	May 6, 2024
/s/ Linglong He Linglong He	Director	May 6, 2024

*
The undersigned by signing his name hereto does sign and execute this registration statement on Form S-3 pursuant to the Powers of Attorney executed by the above-named directors and officers of the registrant.

/s/ Joel N. Agree

Name: Joel N. Agree
Title:  Attorney-in-fact

AGREE LIMITED PARTNERSHIP SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Royal Oak, State of Michigan, on May 6, 2024.
AGREE LIMITED PARTNERSHIP
By:
AGREE REALTY CORPORATION, its General Partner

By:
/s/ Joel N. Agree

Name: Joel N. Agree
Title:  President and Chief Executive Officer
By:
/s/ Peter Coughenour

Name: Peter Coughenour
Title:  Secretary and Chief Financial Officer
By:
/s/ Stephen Breslin

Name: Stephen Breslin
Title:  Chief Accounting Officer
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities indicated on the date indicated.
Signature	Title**	Date
* Richard Agree	Executive Chairman	May 6, 2024
/s/ Joel N. Agree Joel N. Agree	President, Chief Executive Officer and Director (Principal Executive Officer)	May 6, 2024
/s/ Peter Coughenour Peter Coughenour	Chief Financial Officer and Secretary (Principal Financial Officer)	May 6, 2024
/s/ Stephen Breslin Stephen Breslin	Chief Accounting Officer (Principal Accounting Officer)	May 6, 2024
* Karen Dearing	Director	May 6, 2024
* Mike Hollman	Director	May 6, 2024

Signature	Title**	Date
* Michael Judlowe	Director	May 6, 2024
* John Rakolta	Director	May 6, 2024
* Merrie S. Frankel	Director	May 6, 2024
* Greg Lehmkuhl	Director	May 6, 2024
* Jerome Rossi	Director	May 6, 2024
/s/ Linglong He Linglong He	Director	May 6, 2024

*
The undersigned by signing his name hereto does sign and execute this registration statement on Form S-3 pursuant to the Powers of Attorney executed by the above-named directors and officers of the registrant.

**
With Agree Realty Corporation, the general partner of Agree Limited Partnership.

/s/ Joel N. Agree

Name: Joel N. Agree
Title:  Attorney-in-fact

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, each registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Royal Oak, State of Michigan, on May 6, 2024.
Agree Construction Management, LLC
Agree Littleton CO, LLC
DD71, LLC
By:
AGREE LIMITED PARTNERSHIP, its Sole Member

By:
AGREE REALTY CORPORATION, its General Partner

By:
/s/ Joel N. Agree

Name: Joel N. Agree
Title:  President and Chief Executive Officer
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities indicated on the date indicated.
Signature	Title**	Date
/s/ Joel N. Agree Joel N. Agree	President, Chief Executive Officer and Director (Principal Executive Officer)	May 6, 2024
/s/ Peter Coughenour Peter Coughenour	Chief Financial Officer and Secretary (Principal Financial Officer)	May 6, 2024
/s/ Stephen Breslin Stephen Breslin	Chief Accounting Officer (Principal Accounting Officer)	May 6, 2024

**
With Agree Realty Corporation, in its capacity as the general partner of Agree Limited Partnership, in its capacity as the sole member of the named registrants listed above.